                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                         MADISON BANCSHARES GROUP, LTD.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                         MADISON BANCSHARES GROUP, LTD.
                              MADISON BANK BUILDING
                            1767 SENTRY PARKWAY WEST
                          BLUE BELL, PENNSYLVANIA 19422

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 22, 1999

                                -----------------


TO OUR SHAREHOLDERS:

               NOTICE IS HEREBY GIVEN THAT the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Madison Bancshares Group, Ltd. (the "Corporation") will be held on June 22, 1999 at 3:00 p.m., at Madison Bank Building, 1767 Sentry Parkway West, Blue Bell, PA 19422 to consider and act upon:

               1. The election of four (4) Class II Directors to serve until the Annual Meeting of Shareholders in 2002;

               2. The ratification of the selection of Deloitte & Touche LLP as the Corporation's auditors for the 1999 fiscal year; and,

               3. The transaction of such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

               Shareholders of record of the Corporation at the close of business on May 24, 1999 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

               All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete and sign the enclosed proxy card and return it promptly to the Corporation in the enclosed envelope, which requires no postage if mailed in the United States. At any time prior to their being voted, your proxy is revocable by delivering written notice to the Corporation in accordance with the instructions set forth in the Proxy Statement or by voting at the Annual Meeting in person.

               Please complete, sign and return the enclosed proxy card in the accompanying envelope promptly, whether or not you plan to attend the annual meeting.


May 28, 1999

                                                     /s/ Philip E. Hughes, Jr.
                                                     -------------------------
                                                     Philip E. Hughes, Jr.
                                                     Secretary

                                TABLE OF CONTENTS
                                                                          Page

PROXY STATEMENT.............................................................1
       General Information..................................................1
       Voting and Revocability of Proxies...................................1
       Solicitation of Proxies..............................................1
       Voting Securities and Holders Thereof................................2
       Shareholder Proposals for the 2000 Annual Meeting....................2
       Nominations for Directors for the 2000 Annual Meeting................2
       COMPLIANCE WITH SECTION 16(a)
               OF THE SECURITIES EXCHANGE ACT OF 1934.......................3

PROPOSAL I

       ELECTION OF DIRECTORS................................................4
       Information Concerning Nominees and Continuing Directors.............4
       Nominees.............................................................4
               Class II Directors...........................................4
       Continuing Directors.................................................5
               Class I Directors:...........................................5
               Class III Directors..........................................6
       RECOMMENDATION OF THE CORPORATION'S BOARD OF DIRECTORS...............6

VOTING SECURITIES AND PRINCIPAL HOLDERS.....................................7
       Security Ownership of Management and Beneficial Owners...............7
       Board Committees.....................................................8
       Executive Committee..................................................8
       Audit Committee......................................................8
       Executive Compensation/Stock Option Committee........................8
       Y2K Committee........................................................8

EXECUTIVE COMPENSATION; RELATED PARTY TRANSACTIONS; AND
       CERTAIN INFORMATION CONCERNING OFFICERS..............................9
       Executive Compensation...............................................9
       Summary Compensation Table...........................................9
       Employment Arrangements.............................................10
       Related Party Transactions..........................................11
       Other Officers......................................................12

PROPOSAL II

       PROPOSAL TO RATIFY SELECTION OF DELOITTE & TOUCHE LLP AS
       INDEPENDENT PUBLIC ACCOUNTANT.......................................13
       RECOMMENDATION OF THE CORPORATION'S BOARD OF DIRECTORS..............13

OTHER MATTERS..............................................................14

                         MADISON BANCSHARES GROUP, LTD.
                              MADISON BANK BUILDING
                            1767 SENTRY PARKWAY WEST
                          BLUE BELL, PENNSYLVANIA 19422

                                -----------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on June 22, 1999

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


General Information

       This Proxy Statement has been prepared and is being distributed in connection with the solicitation by the Board of Directors of Madison Bancshares Group, Ltd. (the "Corporation") of proxies in the enclosed form for use at the Annual Meeting of Shareholders of the Corporation to be held on June 22, 1999 at 3:00 p.m., at the Madison Bank Building, 1767 Sentry Parkway West, Blue Bell, PA 19422, and at any adjournment or postponement thereof. (Such meeting and any adjournment or postponement thereof will be hereinafter referred to as the "Annual Meeting.") This Proxy Statement is being first given or sent to shareholders of the Corporation on or about May 26, 1999.

Voting and Revocability of Proxies

       Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for Directors named herein, and FOR the ratification of the selection of Deloitte & Touche LLP as the Corporation's outside auditors described in this Proxy Statement in the manner stated in the accompanying proxy. As of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than that referred to above. If any other business properly comes before the Annual Meeting, the persons designated in the enclosed proxy will vote on such business in accordance with their best judgment. In addition, the Corporation intends to exercise discretionary voting authority over any proposal presented at the Annual Meeting, but not included in this Proxy Statement, if the presenting shareholder did not notify the Corporation of such proposal on or before March 6, 1999.

       Any shareholder who executes and returns a proxy may revoke it at any time before it is exercised by (i) delivering to E. Cheryl Hinkle, Assistant Secretary of the Corporation, at the principal executive offices of the Corporation at 1767 Sentry Parkway West, Blue Bell, PA 19422, either an instrument revoking the proxy, or a duly executed proxy bearing a later date, or
(ii) by attending the Annual Meeting and voting in person.

Solicitation of Proxies

       The enclosed proxy is being solicited by the Board of Directors of the Corporation for use in connection with the Annual Meeting. The cost of such solicitation will be borne by the Corporation.

Proxies may be solicited in person or by mail, telephone, telegram, mailgram or other means by directors, officers, employees and management of the Corporation; however, such persons will not receive any fees for such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward such soliciting material to the beneficial owners of shares held of record by them, and such custodians may be reimbursed for their expenses.

Voting Securities and Holders Thereof

       As of the close of business on May 24, 1999, the record date for voting at the Annual Meeting, the Corporation had outstanding 1,567,669 shares of common stock, par value $1.00 per share (the "Common Stock"), held by approximately 261 shareholders of record. The actual number of beneficial holders of the Corporation's Common Stock is believed to be higher. Holders of Common Stock are entitled to one vote per share on all matters to be voted upon at the Annual Meeting. As of the date hereof, there are no other classes of the Corporation's capital stock issued or outstanding.

Shareholder Proposals for the 2000 Annual Meeting

       Any shareholder who intends to present a proposal for consideration at the Corporation's 2000 Annual Meeting must, on or before December 21, 1999, submit his proposal to the Corporation and notify the Corporation that he intends to appear personally at the 2000 Annual Meeting to present his proposal in order to have the Corporation consider the inclusion of such proposal in the Corporation's 2000 Proxy Statement and form of proxy relating to the 2000 Annual Meeting. Shareholders are referred to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for information concerning the content and form of such proposal and the manner in which such proposal must be made.

       The Corporation intends to exercise discretionary voting authority over any proposal presented at the 2000 Annual Meeting, but not included in the Corporation's proxy statement and form of proxy relating to that meeting, unless the presenting shareholder notified the Corporation of such proposal on or before March 6, 2000.

Nominations for Directors for the 2000 Annual Meeting

       Nominations for election to the Board of Directors at the 2000 Annual Meeting may be made only in writing by a shareholder entitled to vote at the 2000 Annual Meeting of Shareholders. Such nominations must be sent to the Chairman or President of the Corporation at the following address: Madison Bancshares Group, Ltd., 1767 Sentry Parkway West, Blue Bell, Pennsylvania 19422. Nominations for the 2000 Annual Meeting must be received not less than 14 days nor more than 50 days prior to the date of the 2000 Annual Meeting. To the extent known by the nominating shareholder, the nomination shall contain (i) the name and address of the nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (iv) the name and residence of the nominating shareholder; and, (v) the number of shares of the Corporation's capital stock owned by the nominating shareholder. In the event that less than twenty-one days notice of the 2000 Annual Meeting is given to shareholders, shareholder nominations to the Board of Directors shall be mailed or delivered to the Chairman or President of the Corporation not later than the close of business on the seventh day following the date on which the notice of the Annual Meeting was mailed to shareholders.

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Exchange Act requires the Corporation's directors, certain of its officers and persons who own more than ten percent of the Corporation's Common Stock (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Corporation with copies of these reports.

       Based on the Corporation's review of the copies of these reports received by it, and representations received from Reporting Persons, the Corporation believes that all filings required to be made by the Reporting Persons for the period January 1, 1998 through December 31, 1998 were made on a timely basis.

       The Corporation will provide, without charge, to each person or shareholder, upon written request of any such person, additional copies of the Corporation's 1998 Annual Report on Form 10-KSB, as well as exhibits and the Financial Statements thereto. Any such request should be delivered to E. Cheryl Hinkle, Assistant Secretary, Madison Bancshares Group, Ltd., 1767 Sentry Parkway West, Blue Bell, PA 19422.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

Information Concerning Nominees and Continuing Directors

       The Corporation's By-Laws provide for the classification of Directors into three classes, as nearly equal in number as possible, with approximately one-third of the Directors to be elected annually for three-year terms. At the Annual Meeting, there will be four (4) persons elected as Class II Directors, for terms expiring in 2002. All four (4) of the persons nominated for election as Class II Directors are presently serving as Directors of the Corporation.

       All Directors are elected for a three year term, with Class I Directors to be elected in 2000 and Class III Directors to be elected in 2001.

       Set forth below is certain information with respect to each of the nominees for election to the Board of Directors at the Annual Meeting as well as each of the other continuing Directors, including name, age, the period during which such person has served as a Director of the Corporation, such person's principal occupation and employment during the past five years and the amount and percentage of the Corporation's Common Stock beneficially owned by such person. It is the intention of the persons named in the accompanying form of proxy to vote for all those nominees listed below.

       Each of the persons listed below as nominees has agreed to be named as a nominee for Director in this Proxy Statement and has consented to serve as a Director if elected. The Corporation expects all nominees to be willing and able to serve. The Board of Directors may designate a substitute nominee to replace any bona fide nominee who was nominated and who, for any reason, becomes unavailable for election as a Director. If any of the nominees shall become unable to serve, the persons designated in the enclosed Proxy Card will vote for the election of such other person or persons as the Board of Directors may recommend.

Nominees

Class II Directors:

       Peter DePaul, age 71, has served as a Director of the Corporation since 1988 and the Bank since 1989. Since March, 1996, he has served as Chairman of the Board of Directors of the Corporation and since April , 1996, as President and Chief Executive Officer of the Corporation and Chairman of the Bank. Mr. DePaul also serves as a member of the Corporation's Executive, Audit and Executive Compensation/Stock Option Committees. Mr. DePaul is the Managing Partner of the DePaul Group of Companies, headquartered in Blue Bell, Pennsylvania, specializing in the real estate, construction, health care and hospitality industries. In addition, Mr. DePaul serves on the Board of Trustees of Temple University, the Board of Directors of the Philadelphia Heart Institute of Presbyterian Hospital and the Board of Directors of Independence Blue Cross. Mr. DePaul is the brother-in law of Michael O'Donoghue, who is a Director of the Corporation.

       Arnold M. Katz, CLU, age 59, has served as a Director of the Corporation since 1988 and the Bank since 1989. Mr. Katz also serves as a member of the Corporation's Executive Committee and Y2K Committee. Mr. Katz is President of Brokerage Concepts, Inc., a distributor of life and health insurance and the largest privately held third party administrator in America . Mr. Katz is Chairman of the Board of Brokers Service, Inc. and the president of several companies in the life and health insurance field. Mr. Katz serves as a member of the executive committee of the Police Athletic League, the Board of Trustees of Albert Einstein Health Care Foundation and the Golden Slipper Foundation.

       Lorraine C. King, M.D., age 57, has served as a Director of the Corporation since 1988 and the Bank since 1989. Dr. King serves as a member of the Audit and Executive Compensation/Stock Option Committees. Dr. King specializes in the field of reproductive endocrinology and infertility and is President of L.C. King M.D., P.C. and Diagnostic Endocrinology Associates. Dr. King is a member of the Philadelphia College of Physicians and an Associate Professor of OB/GYN. Dr. King is also a staff physician at Thomas Jefferson University Hospital and the author of scholarly articles on the subject of reproductive endocrinology.

       Michael O'Donoghue, age 56, has served as a Director of the Corporation and the Bank since 1991. Mr. O'Donoghue serves as Chairman of the Audit Committee, member of the Executive Committee and Executive Compensation/Stock Option Committee. Mr. O'Donoghue is a senior partner in the law firm of Wisler, Pearlstine, Talone, Craig, Garrity and Potash located in Blue Bell, Pennsylvania. Mr. O'Donoghue serves as a member of the Board of Directors of the Southeastern Pennsylvania Transportation Authority (SEPTA). Mr. O'Donoghue formerly served on the Board of Directors of the Montgomery County Bar Association and as editor of the Montgomery County Law Reporter. Mr. O'Donoghue is the brother-in-law of Peter DePaul, who is the Chairman, President and Chief Executive Officer of the Corporation and Chairman of the Bank.

Continuing Directors

Class I Directors:

       Philip E. Hughes, Jr., age 50, has served as a Director of the Corporation since 1988 and the Bank since 1989. Mr. Hughes also serves as Secretary/Treasurer and Chief Financial Officer of the Corporation, Vice Chairman and Treasurer of the Bank and a member of the Executive and Executive Compensation/Stock Option Committee and Y2K Committee. Mr. Hughes is an attorney at law, a certified public accountant and Director of Taxation of Schiffman Hughes Brown, a regional certified public accounting firm. Mr. Hughes serves on the Board of the Philadelphia Senior Center and formerly served on the Board of Trustees of LaSalle University and Chairman of the Board of Trustees of the Roxborough YMCA.

       Kathleen A. Kucer, M.D., age 47, has been a Director of the Corporation since 1988 and the Bank since 1989. Dr. Kucer also serves as a member of the Executive, Audit and Y2K Committees. Dr. Kucer is Chairman of the Department of Dermatology at Grandview Hospital and the author of scholarly articles on the subject of Dermatology. Dr. Kucer conducts skin cancer prevention screenings for the Grand View Community and is an active contributor to Aid for Friends and St. Rose of Lima Church.

       Blaine W. Scott, III, age 72, has been a Director of the Corporation since 1988 and the Bank since 1989. Mr. Scott also serves as a member of the Corporation's Executive, Audit and Executive Compensation/Stock Option Committees. Mr. Scott is President and Chief Executive Officer of Upper Merion Investment Corporation, a real estate and restaurant management company. Mr. Scott is also Secretary/Treasurer and Chief Financial Officer of Baron's Inne. Mr. Scott was formerly a Trustee of Valley Forge Military Academy and College and Temple University and a member of the Pennsylvania Republican State Committee. Mr. Scott is a Director Emeritus of the King of Prussia Chamber of Commerce.

Class III Directors:

       Vito A. DeLisi, age 50, has served as a Director and President of the Corporation since 1988 and President, Chief Executive Officer and Director of Madison Bank, a wholly-owned subsidiary of the Corporation (the "Bank"), since 1989. Mr. DeLisi also serves as chairman of the Executive Committee.

       Francis R. Iacobucci, age 69, has served as a Director of the Corporation since 1988 and the Bank since 1989. Mr. Iacobucci also serves as a member of the Executive Compensation/Stock Option Committee. Mr. Iacobucci is President and co-founder of the Iacobucci Organization and Consolidated Carpenters, Inc., builder of residential housing and commercial and industrial complexes.

       Donald J. Reape, age 62, has been a Director of the Corporation and the Bank since 1994. Mr. Reape is President of Donald J. Reape and Associates, a real estate company specializing in appraisals, mortgage banking and development.

       Salvatore S. Paone, age 54, has been a director of the Corporation and the Bank since 1998. Mr. Paone is President of S. Paone Inc., S. Paone Realty Inc., P.C.I. Builders, Inc., S. Paone Homes Corp. and S.T.M., Inc. Mr. Paone also is General Partner in various real estate business throughout the Philadelphia area.

             RECOMMENDATION OF THE CORPORATION'S BOARD OF DIRECTORS

       The Board of Directors of the Corporation recommends that shareholders vote FOR these nominees.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

Security Ownership of Management and Beneficial Owners

       The following table sets forth information as of May 24, 1999 with respect to the shares of the Corporation's Common Stock beneficially owned by each director and executive officer of the Corporation, by all directors and executive officers as a group and by each person who is known by the Corporation to own beneficially 5% or more of the Corporation's Common Stock (based on 1,567,669 shares of the Corporation's Common Stock outstanding as of May 24,
1999). The information in the table concerning persons known by the Corporation to own beneficially 5% or more of the Corporation's Common Stock is derived, without independent investigation on the part of the Corporation, from the most recent filings made by such persons with the Securities and Exchange Commission on Schedule 13D and Schedule 13G pursuant to Rule 13d-3 of the Exchange Act.


                                            Shares Beneficially   Percentage of
Name                                             Owned (1)          Class (1)
----                                             ---------          ---------
Vito A. DeLisi (2)                                 95,774              5.8%
Peter D. DePaul (3)                               143,578              9.1%
Philip E. Hughes, Jr. (4)                          32,766              2.1%
Francis R. Iacobucci (5)                           29,418              1.9%
Arnold M. Katz (6)                                 75,270              4.8%
Lorraine C. King, M.D. (7)                         29,041              1.9%
Kathleen A. Kucer, M.D. (8)                        16,700              1.1%
Michael O'Donoghue                                  9,444               *
Donald J. Reape                                    21,765              1.4%
Blaine W. Scott, III (9)                           15,329               *
Salvatore Paone                                     5,000               *
All Directors and executive officers as a         497,645             29.4%
group (13 persons)


*      Less than one (1%) percent.
(1) Calculated in accordance with Rule 13d-3 of the Exchange Act. The address for all persons listed in the above table is c/o Madison Bancshares Group, Ltd., Madison Bank Building, 1767 Sentry Parkway West, Blue Bell, Pennsylvania 19422.
(2) Includes 78,197 immediately exercisable options to purchase shares of the Corporation's Common Stock ("Options").
(3)    Includes 12,551 immediately exercisable Options.
(4)    Includes 5,134 immediately exercisable Options.
(5)    Includes 7,612 immediately exercisable Options.
(6)    Includes 6,084 immediately exercisable Options.
(7)    Includes 5,435 immediately exercisable Options.
(8)    Includes 3,496 immediately exercisable Options.
(9)    Includes 3,719 immediately exercisable Options.

Board Committees

       The Corporation's Board of Directors has standing Executive, Audit, Executive Compensation/Stock Option and Y2K committees.

       Executive Committee. The Executive Committee is composed of the following
Directors: Messrs. DeLisi (Chairman), DePaul, Hughes, Katz, O'Donoghue, Reape, Scott and Dr. Kucer. The Executive Committee is authorized by the entire Board of Directors to exercise all of the authority of the Board in the management of the Corporation between Board meetings, unless otherwise provided in the Corporation's by-laws. The Executive Committee held 12 meetings during 1998.

       Audit Committee. The Audit Committee is composed of the following independent Directors: Messrs. O'Donoghue (Chairman), DePaul, and Scott and Drs. King and Kucer. The Audit Committee provides general financial oversight in financial reporting and the adequacy of the Corporation's internal controls through periodic meetings with the Corporation's management and its independent auditors. The Audit Committee held one meeting during 1998.

       Executive Compensation/Stock Option Committee. The Executive Compensation/Stock Option Committee is composed of the following Directors:
Messrs. DePaul, Iacobucci, Hughes, Scott, O'Donoghue, Katz and Drs. King and Kucer. The Executive Compensation/Stock Option Committee provides general oversight in all employee personnel matters through periodic meetings with management of the Corporation. The Executive Compensation/Stock Option Committee held one meeting during 1998.

       Y2K Committee. The Y2K Committee is composed of the following Directors:
Messrs. Hughes, Katz and Dr. Kucer. The Y2K Committee is responsible for oversight of the Corporation's Year 2000 preparation and compliance programs. The Y2K Committee held 12 meetings during 1998.

       The Corporation does not have a standing nominating committee.

       During 1998, the Corporation's Board of Directors held 12 meetings. Of the continuing directors and nominees, no director attended fewer than 75% of the aggregate number of meetings of the Board of Directors of the Corporation and the Bank and meetings of the committees on which such director served.

             EXECUTIVE COMPENSATION; RELATED PARTY TRANSACTIONS; AND
                     CERTAIN INFORMATION CONCERNING OFFICERS

Executive Compensation

       The following table shows the annual compensation of the Chief Executive Officer of each of the Corporation and the Bank and the Corporation's three most highly compensated executive officers for the fiscal years 1998, 1997 and 1996.

                           Summary Compensation Table

                                                                                                 Long-Term
                                               Annual Compensation                          Compensation Awards
                                               -------------------                          -------------------
                                                                              Other
                                                                              Annual
        Name & Principal                                                      Compen-      Securities
          Position (a)                                                        sation       Underlying        All other
                                   Year        Salary ($)       Bonus ($)       ($)      Options/SARs (#)   Compensation
                                    (b)            (c)            (d)         (e)(1)           (g)             ($) (i)
                                ---------------------------------------------------------------------------------------
Vito A. DeLisi                     1998         $175,000        $60,000      $6,000             0            $10,568 (2)
President and Director of the      1997          175,000         60,000       4,200             0              8,278 (3)
Corporation; President, Chief      1996          175,000         50,000       4,725             0              8,646 (4)
Executive Officer and Director
of the Bank


Thomas J. Coletti                  1998         $112,875        $18,000         0               0             $3,846 (5)
Executive Vice President of the    1997          107,500         18,000         0               0              2,550 (6)
Bank                               1996          102,300         15,000         0               0              2,446 (7)

E. Cheryl Hinkle                   1998         $100,000         15,000       3,600             0             $2,583 (8)
Senior Vice President and Chief    1997           95,000         15,000       2,400             0              1,737 (9)
Financial Officer of the Bank;     1996           90,000         10,000       2,600             0              1,074(10)
Senior Vice President, Assistant
Secretary and Assistant
Treasurer of the Corporation

(1) All amounts listed in this column represent amounts paid to the listed person for their services as a member of the Board of Directors or, in the case of Ms. Hinkle, amounts paid for services in connection with attending meetings of the Board of Directors.

(2) Includes $6,270 paid by the Bank for premium on life and disability insurance policies for the benefit of Mr. DeLisi and $4,298 contributed by the Corporation to a defined contribution plan for the benefit of Mr. DeLisi.

(3) Includes $5,519 paid by the Bank for premium on life and disability insurance policies for the benefit of Mr. DeLisi and $2,759 contributed by the Corporation to a defined contribution plan for the benefit of Mr. DeLisi.

(4) Includes $5,292 paid by the Bank for premium on life and disability insurance policies for the benefit of Mr. DeLisi and $3,354 contributed by the Corporation to a defined contribution plan for the benefit of Mr. DeLisi.

(5) Includes $404 paid by the Bank for premiums on a life insurance policy for the benefit of Mr. Coletti and $3,442 contributed by the Bank to a defined contribution plan for the benefit of Mr. Coletti.

(6) Includes $404 paid by the Bank for premiums on a life insurance policy for the benefit of Mr. Coletti and $2,146 contributed by the Bank to a defined contribution plan for the benefit of Mr. Coletti.

(7) Includes $296 paid by the Bank for premiums on a life insurance policy for the benefit of Mr. Coletti and $2,150 contributed by the Bank to a defined contribution plan for the benefit of Mr. Coletti.

(8) Includes $253 paid by the Bank for premiums on a life insurance policy for the benefit of Ms. Hinkle and $2,330 contributed by the Bank to a defined contribution plan for the benefit of Ms. Hinkle.

(9) Includes $687 paid by the Bank for premiums on a life insurance policy for the benefit of Ms. Hinkle and $1,050 contributed by the Bank to a defined contribution plan for the benefit of Ms. Hinkle.

(10) Includes $674 paid by the Bank for premiums on a life insurance policy for the benefit of Ms. Hinkle and $400 contributed by the Bank to a defined contribution plan for the benefit of Ms. Hinkle.

       During 1998, members of the Boards of Directors of the Corporation and the Bank were compensated at the following rates for their services: the Chairman of the Board received $500 per Board meeting and $350 per Committee meeting attended; each other Director received $350 per Board meeting and $350 per Committee meeting attended.

       During 1998, an aggregate of $155,000 was paid to directors for their services. No director received more than $33,650.

Employment Arrangements

       Vito A. DeLisi. Mr. DeLisi serves as President of the Corporation and President and Chief Executive Officer of the Bank. Mr. DeLisi receives an annual base salary of $175,000, a car allowance, four (4) weeks of paid vacation, reimbursement of expenses reasonably incurred in the performance of his duties and life insurance in the face amount of $1,000,000.

       In the event that Mr. DeLisi's services were terminated due to disability, he will be entitled to the continuation of his annual salary and/or the payment to him of benefits under any disability insurance policy up to the aggregate amount of $200,000. In the event of a merger or acquisition wherein the Corporation is not the surviving entity, Mr. DeLisi will be granted stock options to purchase an aggregate number of shares of the Common Stock of the Corporation equal to 5% of the issued and outstanding Common Stock immediately prior to any such merger or acquisition. Such options will only be exercisable by Mr. DeLisi in the event of such a merger or acquisition. Such options would be exercisable for a period of 5 years at an exercise price equal to the highest per share price to be paid to the Corporation's shareholders in the merger or acquisition by the surviving or acquiring entity. In addition, in the event of the termination of his employment by the Corporation within one year after the date of the merger or acquisition, Mr. DeLisi would be entitled to receive a lump sum payment equal to the total compensation paid to him or earned by him for the twelve month period preceding the termination of his services to the Corporation, up to an aggregate amount of $200,000.

       Thomas J. Coletti. Mr. Coletti serves as Executive Vice President of the Bank at an annual salary of $125,000. In the event of a merger or acquisition wherein the Corporation is not the surviving entity, Mr. Coletti will be granted stock options to purchase an aggregate number of shares of the Common Stock of the Corporation equal to 1% of the issued and outstanding Common Stock immediately prior to any such merger or acquisition. Such options would be exercisable for a period of 5 years at an exercise price equal to the highest per share price to be paid to the Corporation's shareholders in the merger or acquisition by the surviving or acquiring entity. In addition, in the event of the termination of his employment by the Corporation within one year after the date of the merger or acquisition, Mr. Coletti would be entitled to receive a lump sum payment equal to one-half the total compensation paid to him or earned by him for the twelve month period preceding the termination of his services to the Corporation, up to an aggregate amount of $100,000.

       E. Cheryl Hinkle. Ms. Hinkle serves as Senior Vice President and Chief Financial Officer of the Bank and Senior Vice President, Assistant Secretary and Assistant Treasurer of the Corporation at an annual salary of $110,000. In the event of a merger or acquisition wherein the Corporation is not the surviving entity, Ms. Hinkle will be granted stock options to purchase an aggregate number of shares of the Common Stock of the Corporation equal to 1% of issued and outstanding Common Stock immediately prior to any such merger or acquisition. Such options would be exercisable for a period of 5 years at an exercise price equal to the highest per share price to be paid to the Corporation's shareholders in the merger or acquisition by the surviving or acquiring entity. In addition, in the event of the termination of her employment by the Corporation within one year after the date of the merger or acquisition, Ms. Hinkle would be entitled to receive a lump sum payment equal to one-half the total compensation paid to her or earned by her for the twelve month period preceding the termination of her services to the Corporation, up to an aggregate amount of $100,000.

Related Party Transactions

       Except as set forth below, there are no other existing or proposed direct or indirect material transactions between the Corporation or the Bank and any of its officers, directors, promoters, or any associates of the foregoing, outside the ordinary course of the Bank's and the Corporation's business.

       Certain of the Directors, including Peter D. DePaul, and Philip E. Hughes, Jr., executive officers of the Corporation, own the Madison Bank Building (the "Building") where the Corporation and the Bank have maintained their principal offices since 1989. The Corporation and the Bank were advised by an independent real estate firm at the outset of the lease for such principal office (the "Lease") that the Lease was on terms which are commercially reasonable and typical of those found for similar leases in the Blue Bell, Pennsylvania area. The Corporation currently leases approximately 13,381 square feet on the first floor and 3,355 total square feet of space on the second floor of the building for its mortgage department. This total includes 3,381 square feet leased by the Corporation on February 1, 1996 on the first floor of the Building and 1,400 square feet leased by the Corporation on January 21, 1997 on the first floor of the Building. This 1,400 square feet of additional feet was included in the Lease originally, but the Corporation subsequently surrendered possession. The leased space is occupied by both the Corporation and the Bank and serves as the Bank's primary banking location. The space contains a banking area, lobby, operations center and a vault together with administrative and executive offices. The initial term of the Lease expired on December 31, 1994, and the Corporation exercised the first of two five year renewal options. Annual base rental payments are $142,092 during the current option term. In the event that the Corporation exercises its second renewal option, beginning January 1, 2000, the amount of the base rental payments will increase to $164,700 per annum. In addition to the base rents referred to above, the Corporation is required to pay its pro rata share of the Building's operating costs, including real estate taxes, water and sewer charges, equipment maintenance charges, exterior maintenance and upkeep, common area electric charges, trash removal, and certain other similar items. For 1998, the amount of such expenses was $34,272. The maximum allowable portion of the Building's operating costs will be $35,988 for 1999 and will ultimately increase to $51,684 for the final year of the second option period. The additional 3,381 square feet are leased at an annual rate of approximately $58,660 with a 3.5% increase during each year through February 1, 2000. The additional 1,400 square feet were leased for approximately $28,078 during 1998 which amount increases to $29,575 through February 1, 2000. The second floor space of 3,355 square feet was leased at an annual rate of approximately $70,722 and increased to $75,634 through December 1, 2000.

       Certain of the directors and officers of the Bank, and companies with which they are associated, have and will enter into banking relationships and transactions with the Bank in the ordinary course of business. Any loans to such persons or commitments to make such loans are required by law to be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness. At December 31, 1998, the aggregate amount of such loans was $7,830,641 or 83% of total shareholder's equity. When appropriate, each such banking relationship and transaction has been or will be approved by the Bank's Board of Directors or an appropriate committee thereof with any interested director not voting on such transaction.

Other Officers

       Set forth below is certain information with respect to Thomas J. Coletti and E. Cheryl Hinkle, the officers of the Corporation or the Bank who are not also directors of the Corporation or the Bank, including such officers' ages, positions with the Corporation and the amount and percentage of the Corporation's Common Stock, if any, beneficially owned as of May 24, 1999.

                                                                                   Corporation's Common Stock
                                              Position with the                  Beneficially Owned Directly or
Name                           Age               Corporation                       Indirectly on May 24, 1999
----                           ---               -----------                       --------------------------

                                                                                                     Percent of
                                                                                   Amount            Outstanding
                                                                                   ------            -----------
Thomas J. Coletti              45     Executive Vice President of the             17,262(1)             1.1%
                                      Bank.
E. Cheryl Hinkle               44     Senior Vice President and Chief             6,298(2)                *
                                      Financial Officer of the Bank;
                                      Senior Vice President, Assistant
                                      Secretary and Assistant
                                      Treasurer of the Corporation

------------------------
(1)    Includes 12,394 immediately exercisable Options.
(2)    Includes 5,798 immediately exercisable Options.
*      less than one (1%) percent

                                   PROPOSAL II

                         PROPOSAL TO RATIFY SELECTION OF
                            DELOITTE & TOUCHE LLP AS
                          INDEPENDENT PUBLIC ACCOUNTANT


       The Board of Directors has selected Deloitte & Touche LLP ("Deloitte & Touche") as independent public accountants to examine and verify the accounts of the Corporation for the 1999 fiscal year, and to report thereon to the Board of Directors and the shareholders. This selection will be submitted for ratification or rejection at the 1999 Annual Meeting.

       The Corporation's financial statements for the year ended December 31, 1998 were examined by Deloitte & Touche, independent public accountants. The Audit Committee of the Corporation's Board of Directors meets with representatives of Deloitte & Touche periodically to review the nature and scope of services performed by that firm.

       Deloitte & Touche has no interest in or relationship with the Corporation except in the capacity of independent public accountants, nor has that firm had any other interest or relationship with the Corporation in the past.

       Representatives of Deloitte & Touche are expected to be present at the 1999 Annual Meeting. Such representatives will have the opportunity at the Annual Meeting to make a statement if they so desire and will be available to respond to appropriate shareholder questions.

       RECOMMENDATION OF THE CORPORATION'S BOARD OF DIRECTORS

       The Board of Directors of the Corporation recommends that shareholders vote FOR this Proposal.

                                  OTHER MATTERS

       Management does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment.

       Please complete, sign and mail the enclosed white Proxy Card in the accompanying envelope promptly, whether or not you plan to attend the Annual Meeting.


                                       By Order of the Board of Directors,



                                       /s/ Philip E. Hughes, Jr.
                                       -------------------------
                                       Philip E. Hughes, Jr.
                                       Secretary

                        MADISON BANCSHARES GROUP, LTD.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                Annual Meeting of Shareholders - June 22, 1999


     The undersigned shareholder of MADISON BANCSHARES GROUP, LTD. (the "Company"), revoking all previous proxies, hereby constitutes and appoints E. Cheryl Hinkle and Thomas J. Coletti, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 22, 1999 at 3:00 P.M. at the Madison Bank Building, 1767 Sentry Parkway West, Blue Bell, Pennsylvania, 19422, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the following matters:

1. / / FOR all nominees for director named below.

   / / WITHHOLD AUTHORITY to vote for all nominees for director named below.

   / / FOR all nominees for director named below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through.
       Nominees: Peter DePaul; Arnold M. Katz; Lorraine C. King, M.D.; and Michael O'Donoghue.

2. / / FOR the ratification of the selection of Deloitte & Touche L.L.P. as the Company's independent accountant for 1999.

   / / AGAINST

   / / ABSTAIN

3. / / In their discretion, the proxies will vote on such other business as may properly come before the meeting.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" THE RATIFICATION OF THE SELECTION OF ACCOUNTANT. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

--------------------------------------------------------------------------------
                  (Continued and to be signed on opposite side)

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT, NOTICE OF SAID MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted whether or not the shareholder's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

     NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as it appears in address below. If shares are registered in more than one name, all owners should sign full title. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal.

                                            Date ------------------------ , 1999

                                            ----------------------------- (SEAL)
                                            (Shareholder's Signature)

                                            ----------------------------- (SEAL)
                                            (Shareholder's Signature)

                                            ----------------------------SHARES